77B Accountant's Report on Internal Control


[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

                    Report of Independent Accountants


To the Board of Trustees and Shareholders of Liberty Variable Investment Trust

In planning and performing our audits of the financial statements of Colonial Small Cap Value Fund, Variable Series; Colonial Strategic Income Fund, Variable Series; Columbia High Yield Fund, Variable Series (formerly Galaxy VIP Columbia High Yield Fund II); Columbia International Fund, Variable Series (formerly Colonial International Fund for Growth, Variable Series); Columbia Real Estate Equity Fund, Variable Series (formerly Galaxy VIP Columbia Real Estate Equity Fund II); Liberty All-Star Equity Fund, Variable Series; Liberty Equity Fund, Variable Series (formerly Galaxy VIP Equity Fund); Liberty Growth & Income Fund, Variable Series (formerly Colonial U.S. Growth & Income Fund, Variable Series); Liberty S&P 500 Index Fund, Variable Series; Liberty Select Value Fund, Variable Series; and Newport Tiger Fund, Variable Series (the "Funds") (each a series of Liberty Variable Investment Trust) for the year ended December 31, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.




This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
February 12, 2004



77O Transactions effected pursuant to Rule 10f3

On September 15, 2003, Columbia Strategic Income Fund, Variable Series (Fund) purchased 40,000 par value of common stock notes of Buckeye Technologies Inc. 8.5% 10/01/03 (Securities) for a total purchase price of $40,000 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: UBS Financial Services, Inc.


On September 17, 2003, Columbia Strategic Income Fund, Variable Series (Fund) purchased 70,000 par value of common stock notes of Toys R Us 7.375% 10/15/18 (Securities) for a total purchase price of $69,685 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc.acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Banc One Capital Markets; Bank of New York; Barclays Capital; Credit Suisse First Boston; JP Morgan Securities; McDonald Investments, Inc.; Royal Bank of Scotland; SG Cowen Securities.


77Q Exhibits



                        LIBERTY VARIABLE INVESTMENT TRUST

                  COLUMBIA INTERNATIONAL FUND, VARIABLE SERIES
                  LIBERTY GROWTH & INCOME FUND, VARIABLE SERIES
                 COLONIAL STRATEGIC INCOME FUND, VARIABLE SERIES
                       NEWPORT TIGER FUND, VARIABLE SERIES
                 COLONIAL SMALL CAP VALUE FUND, VARIABLE SERIES
                   LIBERTY SELECT VALUE FUND, VARIABLE SERIES

                              MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT ("Agreement"), made this 1st day of November, 2003, between LIBERTY VARIABLE INVESTMENT TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), on its own behalf and on behalf of the following: Columbia International Fund, Variable Series, Liberty Growth & Income Fund, Variable Series, Colonial Strategic Income Fund, Variable Series, Newport Tiger Fund, Variable Series, Colonial Small Cap Value Fund, Variable Series and Liberty Select Value Fund, Variable Series (each a "Fund," and collectively, the "Funds"), and COLUMBIA MANAGEMENT ADVISORS, INC., a corporation organized under the laws of the State of Oregon (the "Manager").

WHEREAS, the Trust has been organized as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended ("Investment Company Act"), and is authorized to issue shares of beneficial interest in one or more separate series (each representing interests in a separate portfolio of securities and other assets), including the Funds, which shares are to be issued and sold to and held by various separate accounts of insurance companies ("Participating Insurance Companies");

WHEREAS, the Trust heretofore has created various other separate funds which are covered by another Management Agreement between the Trust, on its own behalf and on behalf of such other series funds, and the Manager, and the Trust may in the future create additional fund(s) that may be covered by other separate agreements;

WHEREAS, the Trust desires the Manager to render certain administrative services and to render total investment management services to the Trust and the Funds, all in the manner and on the terms and conditions hereinafter set forth;

WHEREAS, the Trust authorizes the Manager to enter into sub-advisory agreements with one or more firms registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Investment Adviser's Act"), or qualifying as a "bank" within the meaning of the Investment Adviser's Act and thereby exempted from the requirement to be so registered, to manage all or a portion of a Fund's assets, as determined by the Manager from time to time (a "Sub-Adviser"); and

WHEREAS, the Manager is registered as an investment adviser under the Investment Adviser's Act, and desires to provide services to the Trust and the Funds in consideration of and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Trust, on its own behalf and on behalf of the Funds, and the Manager hereby agree as follows:

1. Employment of the Investment Adviser. The Trust hereby employs the Manager
(i) to provide certain administrative and limited oversight services and (ii) to provide investment management and related services to the Trust and the Funds, all in the manner set forth in Section 2 of this Agreement, subject to the direction of the Trustees, and for the period, in the manner, and on the terms set forth hereinafter. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized (whether herein or otherwise), shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. Obligations of, and Services to be Provided by, the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

A. Administrative Services.

(a) The Manager will provide general administrative services as hereinafter set forth ("Administrative Services"), all subject to the overall direction and control of the Board of Trustees of the Trust (the "Board").

(b) Such Administrative Services shall not include investment advisory, custodian, underwriting and distribution, transfer agency or pricing and bookkeeping services, but shall include; (i) provision of office space, equipment and facilities necessary in connection with the services to be performed hereunder and the maintenance of the headquarters of the Trust; (ii) maintenance of the corporate books and records of the Trust (other than those of its records maintained by the Sub-Advisers referred to in paragraph 2(B)(c) below, the transfer agent, the custodian and the pricing and bookkeeping agent);
(iii) administration of all dealings and relationships with the Trustees for meetings of the Board, the scheduling of such meetings and the conduct thereof;
(iv) preparation and filing of proxy materials and administration of arrangements for meetings of shareholders or beneficial owners of the Funds; (v) preparation and filing of all required reports and all updating and other amendments to the Trust's Registration Statement under the Investment Company Act, the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder; (vi) calculation of distributions required or advisable under the Investment Company Act and the Internal Revenue Code of 1986, as amended (the "Code"); (vii) periodic computation and reporting to the Trustees of each Fund's compliance with diversification and other portfolio requirements of the Investment Company Act and the Code; (viii) development and implementation of general shareholder and beneficial owner correspondence and communications relating to the Funds, including the preparation and filing of shareholder and beneficial owner reports as are required or deemed advisable; and (ix) general oversight of the custodial, net asset value computation, portfolio accounting, financial statement preparation, legal, tax and accounting services performed for the Trust or the Funds by others.

It is understood that the Manager may, in its discretion and at its expense, delegate some or all of its administrative duties and responsibilities under this subsection 2A to any of its affiliates.

B. Investment Advisory Services.

(a) The Manager shall have responsibility for the management and investment of the assets of the Funds, subject to and in accordance with the separate investment objectives, policies and limitations of the Funds, as provided in the Trust's Prospectus and Statement of Additional Information and governing instruments, as amended from time to time, and any directions and policies which the Trustees may issue to the Manager from time to time.

(b) The Manager shall provide a continuous investment program for the Funds, shall revise each such program as necessary, and shall monitor implementation of the program.

(c) The Manager may delegate its investment responsibilities under paragraph 2B(a) with respect to each Fund to one or more persons or companies registered as investment advisers under the Investment Adviser's Act or qualifying as a "bank" within the meaning of the Investment Adviser's Act and thereby exempted from the requirement to be so registered ("Sub-Advisers") pursuant to an agreement among the Trust, such Fund and each Sub-Adviser ("Sub-Advisory Agreement"). Each Sub-Advisory Agreement may provide that the Sub-Adviser, subject to the control and supervision of the Trustees and the Manager, shall have full investment discretion for the Fund and shall make all determinations with respect to the investment of the Fund's assets or any portion thereof specified by the Manager. Any delegation of duties pursuant to this paragraph shall comply with any applicable provisions of Section 15 of the Investment Company Act, except to the extent permitted by any exemptive order of the Securities and Exchange Commission or similar relief.

(d) The Manager shall be solely responsible for paying the fees of each Sub-Adviser from the fees it collects as provided in paragraph 6 below.

(e) The Manager shall evaluate possible Sub-Advisers and shall advise the Trustees of the candidates which the Manager believes are best suited to invest the assets of each Fund; shall monitor and evaluate the investment performance of each Sub-Adviser; shall recommend changes of or additions of Sub-Advisers when appropriate; and shall coordinate the investment activities of the Sub-Advisers.

(f) It is understood that the Manager may seek advice with respect to the performance of any or all of its duties under paragraphs 2B(b) and (c) from a person or company ("Consultant") pursuant to an agreement among the Manager, the Trust and the Consultant (a "Fund Consulting Agreement"). A Fund Consulting Agreement may provide that the Consultant, subject to the control and supervision of the Trustees and the Manager, shall provide assistance to the Manager with respect to each Fund's investment program, the selection, monitoring and evaluation of Sub-Advisers and the allocation of each Fund's assets to the Sub-Advisers.

(g) The Funds shall be solely responsible for paying the fees of any Consultant.

(h) The Manager shall render regular reports to the Trustees relating to the performance of its duties specified in paragraphs 2B(a), (b) and (c).

C. Expenses Borne By Manager. To the extent necessary to perform its obligations under this Agreement, the Manager, at its own expense, shall furnish executive and other personnel and office space, equipment and facilities, and shall pay any other expenses incurred by it, in connection with the performance of its duties hereunder, except that the Trust or the Funds, as appropriate, shall reimburse the Manager for its out-of-pocket costs, including telephone, postage and supplies, incurred by it in connection with communications with shareholders and beneficial owners of the Funds. The Manager shall pay all salaries, fees and expenses of Trustees or officers of the Trust who are employees of the Manager. The Manager shall not be obligated to bear any other expenses incidental to the operations and business of the Trust. The Manager shall not be required to pay or provide any credit for services provided by the Trust's custodian, transfer agent or other agents.

D. Provision of Information Necessary for Preparation of Registration Statement Amendments and Other Materials. The Manager will make available and provide such information as the Trust may reasonably request for use in the preparation of its Registration Statement, reports and other documents required by federal laws and any securities and insurance laws of the other states and other jurisdictions in which the Trust's shares are sold.

E. Code of Ethics. The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and has provided the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Manager shall verify to the Trustees that the Manager has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Manager's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Manager shall permit the Trust to examine the reports required to be made to the Manager by Rule 17j-1(c)(1).

F. Disqualification. The Manager shall immediately notify the Trustees of the occurrence of any event which would disqualify the Manager from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or any other applicable statute or regulation.

G. Other Obligations and Service. The Manager shall make its officers and employees available to the Trustees and officers of the Trust for consulting and discussions regarding the management of the Trust and its investment activities.

3. Execution and Allocation of Portfolio Brokerage.

A. The Manager, subject to the control and direction of the Trustees, any Sub-Advisers, subject to the control and direction of the Trustees and the Manager, shall have authority and discretion, as appropriate, to select brokers and dealers to execute portfolio transactions for each Fund, and for the selection of the markets on or in which the transactions will be executed.

B. In acting pursuant to paragraph 3A, the Manager and the Sub-Advisers may place orders through such brokers and dealers in conformity with the policy with respect to brokerage set forth in the Trust's then effective Registration Statement.

C. It is understood that none of the Trust, the Manager or any Sub-Advisers will adopt a formula for allocation of the Trust's brokerage, except as may be provided for in the custody agreement with the Trust's Custodian.

D. It is understood that the Manager or a Sub-Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for a Fund and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager or Sub-Adviser, as the case may be, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients, and in conformity with any applicable policies adopted by the Board of Trustees.

E. The Manager shall provide such reports as the Trustees may reasonably request with respect to each Fund's total brokerage and the manner in which that brokerage was allocated.

4. Expenses of the Trust.

It is understood that the Trust (or each of its funds (including the Funds), where applicable) will pay, or will enter into arrangements that require third parties to pay, all of the expenses of the Trust or such funds, other than those expressly assumed by the Manager herein, including without limitation:

A.   Advisory, sub-advisory and administrative fees;

B.   Fees for services of independent public accountants;

C.   Legal and consulting fees;

D. Transfer agent, custodian and portfolio recordkeeping and tax information services;

E. Expenses of periodic calculations of the funds' net asset values and of equipment for communication among the funds' custodian, transfer agent and others;

F.   Taxes and the preparation of the funds' tax returns;

G.   Brokerage fees and commissions;

H.   Interest;

I.   Costs of Board of Trustees and shareholder meetings;

J.   Updates and printing of prospectuses and reports to shareholders;

K. Fees for filing reports with regulatory bodies and the maintenance of the Trust's existence;

L.   Membership dues for industry trade associations;

M. Fees to federal authorities for the registration of the shares of the funds;

N. Fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Manager of its affiliates;

O.   Insurance and fidelity bond premiums; and

P.   Litigation and other extraordinary expenses of a non-recurring nature.

5.   Activities and Affiliates of the Manager.

A. The Trust acknowledges that the Manager or one or more of its affiliates may have investment or administrative responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities, and that the Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, the Trust agrees that the Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Funds, provided that the Manager acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest. The Manager shall have no obligation to recommend for the Funds a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Funds or otherwise.

B. Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust as currently in effect and the Investment Company Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested persons as defined by the Investment Company Act ("Interested Persons") of the Manager or its affiliates as directors, officers, agents and shareholders of the Manager or its affiliates; that directors, officers, agents and shareholders of the Manager or its affiliates are or may be Interested Persons of the Trust as Trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be Interested Persons of the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the Investment Company Act and the rules thereunder.

6.   Compensation of the Manager.

For all services to be rendered and payments made pursuant to this Agreement, the Trust, on its own behalf and on behalf of the Funds, will pay the Manager monthly in arrears a fee at an annual rate equal to the following percentage for each Fund:

FUND                                                          ANNUAL RATE
-------------------------------------------------------------------------------------------------
Columbia International Fund, Variable Series..................0.90% of first $1 billion
                                                              0.85% of next $500 million
                                                              0.80% in excess of $1.5 billion
Liberty Growth & Income Fund, Variable Series.................0.80% of first $500 million
                                                              0.75% of next $500 million
                                                              0.70% in excess of $1 billion
Colonial Strategic Income Fund, Variable Series...............0.65% of first $1 billion
                                                              0.60% of next $1 billion
                                                              0.55% in excess of $2 billion
Newport Tiger Fund, Variable Series...........................0.90% of first $1 billion
                                                              0.85% of next $500 million
                                                              0.80% in excess of $1.5 billion
Colonial Small Cap Value Fund, Variable Series................0.80% of first $500 million
                                                              0.75% of next $500 million
                                                              0.70% in excess of $1 billion
Liberty Select Value Fund, Variable Series....................0.70% of first $500 million
                                                              0.65% of next $500 million
                                                              0.60% in excess of $1 billion

The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the tenth day of the following calendar month. The daily accruals of the fee will be computed by (i) multiplying the annual percentage rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of calendar days in the year, and (ii) multiplying the product obtained pursuant to clause
(i) above by the net asset value of such Fund as determined in accordance with the Trust's Prospectus as of the previous business day on which such Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.

7. Liabilities of the Manager.

A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

B. The Manager shall indemnify and hold harmless the Trust from any loss, cost, expense or damage resulting from the failure of any Sub-Advisor to comply with
(i) any statement included in the Prospectus and Statement of Additional Information of the Trust, or (ii) instructions given by the Manager to any Sub-Advisor for the purpose of ensuring the Trust's compliance with securities, tax and other requirements applicable to the Trust's business and the investment activities of its Funds; provided, however, that the indemnification provided in this paragraph 7B shall apply only to the extent that a Sub-Adviser is liable to the Trust and, after demand by the Trust, is unable or refuses to discharge its obligations to the Trust.

C. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

8. Effective Date: Term.

This Agreement shall become effective on the later of (i) the date first written above or (ii) the date on which the offer and sale of shares of the Fund has been registered under the Securities Act and the Investment Company Act pursuant to an effective Registration Statement of the Trust on Form N-1A and shall continue until October 31, 2004, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Trustees, including the vote of a majority of the Trustees who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder.

9.   Assignment.

No assignment of this Agreement shall be made by the Manager, and this Agreement shall terminate automatically in the event of any such assignment. The Manager shall notify the Trust in writing in advance of any proposed change of control to enable the Trust to take the steps necessary to enter into a new advisory contract.

10.  Amendment

This Agreement may be amended at any time, but only by written Agreement between the Manager and the Trust, which is subject to the approval of the Trustees of the Trust and the shareholders of any affected Fund in the manner required by the Investment Company Act and the rules thereunder.

11.  Termination. This Agreement:

(a) may at any time be terminated without payment of any penalty, by the Trust (by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund) on sixty (60) days' written notice to the Manager;

(b)  shall immediately terminate in the event of its assignment; and

(c) may be terminated by the Manager on sixty (60) days written notice to the Trust.

12. Definitions. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

13. Notice. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other party to this Agreement at its principal place of business.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15. Shareholder Liability. The Manager is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Funds, the obligations thereunder shall be limited to the respective assets of such Funds. The Manager further agrees that it shall not seek satisfaction of any such obligation from the shareholders of the Funds, nor from the Trustees or any individual Trustee of the Trust.

16. Governing Law. This Agreement shall be interpreted under, and the performance of the Manager under this Agreement shall be consistent with, the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, the terms of the Investment Company Act, applicable rules and regulations thereunder, the Code and regulations thereunder, and the Trust's Prospectus and Statement of Additional Information, in each case as from time to time in effect. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rules or provisions that would result in the application of the domestic substantive laws of any other jurisdiction; provided, however, that if such law or any of the provisions of this Agreement conflict with the applicable provisions of the Investment Company Act, the latter shall control.

17. Use of Manager's Name. The Trust may use the name "Liberty" or any other name derived from the name "Liberty" only for so long as this Agreement (or another similar management agreement pertaining to other series funds of the Trust) or any extension, renewal, or amendment hereof (or thereof) remains in effect, including any similar agreement with any organization that shall have succeeded to the business of the Manager. At such time as this Agreement (and each other similar agreement pertaining to such other series funds) or any extension, renewal or amendment hereof (or thereof), or each such other similar successor organization agreement shall no longer be in effect, the Trust will cease to use any name derived from the name "Liberty," any name similar thereto, or any other name indicating that it is managed by or otherwise connected with the Manager, or with any organization which shall have succeeded to Manager's business as investment advisor or manager.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the date first above written.

LIBERTY VARIABLE INVESTMENT TRUST,
on its own behalf and on behalf of
Columbia International Fund, Variable Series
Liberty Growth & Income Fund, Variable Series
Colonial Strategic Income Fund, Variable Series
Newport Tiger Fund, Variable Series
Colonial Small Cap Value Fund, Variable Series
 Liberty Select Value Fund, Variable Series


    By: /s/ Joseph R. Palombo
        Joseph R. Palombo
        President

 COLUMBIA MANAGEMENT ADVISORS, INC.

  By: /s/ Joseph R. Palombo
      Joseph R. Palombo
      Chief Operating Officer